UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2026

BIRCHTECH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33067 (Commission File Number)	87-0398271 (IRS Employer Identification No.)

1810 Jester Drive Corsicana, Texas	75109
(Address of principal executive offices)	(Zip Code)

(614) 505-6115

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCHT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2026, Birchtech Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 6,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price per share of $2.40 (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 937,500 shares of common stock at the Offering Price, less any underwriting discounts and commissions.

The offering closed on February 27, 2026. Net proceeds from the offering were approximately $13.1 million (and will be approximately $15.2 million if the Underwriters exercise their option to purchase additional shares of common stock in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering, together with the Company’s existing cash, for, among other things, continuing operating expenses, working capital and other general corporate purposes. The Company’s directors and executive officers entered into lock-up agreements, pursuant to which they agreed with the Underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of the Company’s common stock or securities convertible into common stock for a period of 90 days after February 25, 2026, subject to certain exceptions. The Company’s Chief Executive Officer purchased an aggregate of $750,000 of shares of common stock in the offering (an aggregate of 312,500 shares) and has represented to the Company that such purchase was solely for investment purposes.

The Shares were offered pursuant to a Registration Statement on Form S-1, as amended (File No. 333-292701), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2026 (the “Registration Statement”), including the preliminary prospectus included therein. A final prospectus relating to the offering was filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC on February 27, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On February 26, 2026, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 25, 2026, between the Company and Lake Street Capital Markets, LLC, as representative of the several underwriters named therein

99.1	Press Release, dated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birchtech Corp.

Date: February 27, 2026	By:	/s/ Richard MacPherson
Richard MacPherson President and Chief Executive Officer